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Included below is an excerpt from the November 17, 2000 FirstEnergy
Employee Update.



                    Merger Question Line

                            Q&A

Here are some of the most commonly asked questions about our planned merger with GPU:

   Q: Because our Company has made good financial progress, why are we willing to assume GPU's $7.4 billion in debt?

   A: The acquiring company typically assumes the debt of the company it's buying, which is taken into consideration during an extensive market value process. Based on our analysis of GPU, which included input from our financial advisor for the merger - Morgan Stanley Dean Witter - we believe the merger will greatly enhance FirstEnergy's growth prospects and cash flow through opportunities to eliminate duplicative costs, maximize efficiencies, and increase operational flexibility. Also, GPU's debt is a manageable situation because the higher cash flow will enable us to aggressively pay down that debt.

   Q: Because GPU has sold most of its domestic generation, how does FirstEnergy plan to meet customer demand?

   A: FirstEnergy is confident we can cost-effectively manage our combined customers' energy demands by using a balanced portfolio approach involving three elements: our efficient, low-cost generation assets; mid- to long-term power contracts; and short-term power purchases. We have substantial generating capacity-more than 12,000 megawatts (MW)-plus, we're installing more than 1,150 MW of gas-fired combustion turbines. We also have experience in managing supply needs in the Pennsylvania and New Jersey markets through our Penn Power subsidiary, as well as our unregulated sales activities. Further, our recent experience in sourcing power for our unregulated expansion efforts has proved there is reasonably priced power available for purchase in those markets.

     We encourage you to call our merger question line: 825/3773 or 330-384-3773. You don't have to give your name. We'll answer the most-asked questions in Employee Update.




Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

     This publication contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FirstEnergy Corp. and GPU, Inc. are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: failure to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in any required regulatory approvals, changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy market prices, availability and pricing of fuel and other energy commodities, legislative and regulatory changes (including revised environmental and safety requirements), availability and cost of capital and other similar factors. Readers are referred to FirstEnergy's and GPU's joint proxy statement/prospectus dated October 19, 2000, and their most recent reports filed with the Securities and Exchange Commission.